UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 13, 2004

P&F INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5332	22-1657413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Smith Street, Farmingdale, New York		11735
(Address of principal executive offices)		(Zip Code)

(631) 694-1800
(Registrant’s telephone number, including area code)

Item 7.  Financial Statement and Exhibits.

(c)           Exhibits:

The following exhibit is filed herewith:

99.1 Press Release dated May 13, 2004 regarding the first quarter 2004 earnings of P&F Industries, Inc.

Item 12.  Results of Operations and Financial Condition.

On May 13, 2004, P&F Industries, Inc. (the “Company”) reported first quarter 2004 earnings.  For additional information regarding the Company’s first quarter 2004 earnings, please refer to the press release attached to this report as Exhibit 99.1 (the “Press Release”), which Press Release, is incorporated by reference herein.

At 11 a.m. EDT on May 13, 2004, executives of the Company will host a conference call to speak to the public, as well as various members of the financial and investment community, regarding the Company’s first quarter 2004 results.  The live Internet simulcast can be accessed by logging onto http://pfina.com.  A replay will be available at that site for three months.

The information in the Press Release is being furnished, not filed, pursuant to this Item 12.  Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

P&F INDUSTRIES, INC.

	By:	/s/ Joseph A. Molino, Jr.
		Name:	Joseph A. Molino, Jr.
		Title:	Vice President

Date: May 13, 2004

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued May 13, 2004 regarding the Company’s first quarter 2004 earnings.